UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)
California

(State or Other Jurisdiction of Incorporation)

000-49798	94-2340464

(Commission File Number)	(I.R.S. Employer Identification
Number)
6035 Stoneridge Drive
Pleasanton, California 94588

(Address of principal executive offices including zip code)
(925) 847-8600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement
Agreement and Plan of Merger
On February 12, 2009, Thoratec Corporation, a California corporation (“Thoratec”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HeartWare International, Inc., a Delaware corporation (“HeartWare”), Thomas Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Thoretec (“Merger Subsidiary”), and Thomas Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Thoratec (“Merger Subsidiary Two”).
Pursuant to the terms of the Merger Agreement, Merger Subsidiary will merge with and into HeartWare, with HeartWare continuing as the surviving corporation (the “Merger”) and, provided that certain tax-related conditions are met, immediately following the Merger, HeartWare, as the surviving corporation in the Merger, will merge with and into Merger Subsidiary Two, with Merger Subsidiary Two continuing as the surviving corporation and a wholly owned subsidiary of Thoratec (the “Second Merger” and together with the Merger, the “Mergers”).
In the Merger, each share of common stock of HeartWare, including shares of common stock represented by CHESS Depositary Interests, will be converted into the right to receive a combination of (1) $14.30 in cash, without interest, and (2) 0.6054 shares of common stock of Thoratec. The aggregate value of the cash consideration payable in the Merger is approximately $141.0 million and, based on a price per share of Thoratec common stock of $26.25, the aggregate value of the stock consideration payable in the Merger is currently approximately $141.0 million.
In addition, if the volume weighted average of the per share closing prices of Thoratec common stock on The Nasdaq Stock Market, Inc. for the 20 consecutive trading days ending on and including the 5th trading day prior to, but not including, the closing date exceeds 130% of $26.25, the Thoratec per share price used to determine the merger consideration, then Thoratec may reduce the number of shares of Thoratec common stock payable in the Merger such that the value of the stock portion of the merger consideration at closing is equal to 130% of the value of the stock consideration at the signing of the Merger Agreement. If that same volume weighted average price is less than 70% of $26.25, then HeartWare will have an option to terminate the Merger Agreement unless, subject to certain adjustments provided for in the Merger Agreement, Thoratec increases the number of shares of Thoratec common stock payable in the Merger such that the value of the stock portion of the merger consideration at closing is equal to 70% of the value of the stock consideration at signing. If certain tax-related conditions are met and the Second Merger occurs, the Mergers, taken together, are intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended.
Thoratec and HeartWare have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of HeartWare and its subsidiaries prior to the closing and covenants prohibiting HeartWare from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances to permit the board of directors of HeartWare to comply with its fiduciary duties under applicable law.

Consummation of the Merger is subject to customary conditions, including adoption of the Merger Agreement by HeartWare’s stockholders, the absence of certain legal impediments to consummation of the Merger and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Approval by Thoratec’s shareholders is not required.
Thoratec and HeartWare may terminate the Merger Agreement under certain circumstances specified in the Merger Agreement. Upon the termination of the Merger Agreement in specified circumstances, HeartWare may be required to pay Thoratec a termination fee equal to $11.3 million and, in other specified circumstances, HeartWare may be obligated to pay Thoratec a termination fee equal to $5.0 million.
Support Agreements
In connection with the Merger Agreement, Thoratec entered into support agreements with each of the directors and certain executive officers of HeartWare (each, a “Management Support Agreement”) and with Apple Tree Partners, L.P., a beneficial owner of approximately 30.2% of HeartWare common stock (the “Stockholder Support Agreement” and together with the Management Support Agreement, the “Support Agreements”), pursuant to which such stockholders have agreed to vote the shares of HeartWare common stock held by them to adopt the Merger Agreement and, subject to certain exceptions, not to dispose of their shares prior to the date of HeartWare’s stockholder vote to adopt the Merger Agreement. The Support Agreements terminate upon termination of the Merger Agreement.
Loan Documents
Concurrent with the execution and delivery of the Merger Agreement, Thoratec entered into a loan agreement with HeartWare and all of HeartWare’s subsidiaries, as guarantors (the “Loan Agreement”), pursuant to which Thoratec agreed to deposit up to an aggregate of $28.0 million into an escrow account and to loan such funds through one or more term loans or delayed draw loans to HeartWare, subject to the terms and conditions set forth in the Loan Agreement, in order to fund the ongoing operations of HeartWare through the anticipated closing of the transaction.
Thoratec has deposited $20.0 million into the escrow account, although HeartWare may not borrow any funds prior to May 1, 2009. Beginning on May 1, 2009, HeartWare may borrow up to an aggregate of $12.0 million of funds and beginning on July 31, 2009 HeartWare may borrow up to an aggregate of $20.0 million of funds. In the event that all of the conditions to closing the Merger other than the receipt of regulatory approvals have been satisfied and Thoratec exercises an option under the Merger Agreement to extend the outside date for the completion of the Merger until January 31, 2010, HeartWare may borrow up to an additional $8.0 million, which Thoratec must deposit into the escrow account at the time it exercises its extension option. The maximum aggregate amount that HeartWare may borrow under the Loan Agreement will not exceed $28.0 million.

In the event that the Merger Agreement is terminated in accordance with its terms, Thoratec may convert the outstanding principal amount of the loans to HeartWare, including any accrued and unpaid interest, as well as any amounts remaining in the escrow account that have not been loaned to HeartWare, in whole or in part, into shares of HeartWare common stock based on a conversion rate equal to (i) $21.5355 per share of HeartWare common stock in the event the Mergers are not consummated as a result of a termination by either HeartWare or Thoratec due to a competing acquisition proposal that the Board of Directors of HeartWare determines is a superior proposal in accordance with the terms of the Merger Agreement or (ii) $35.00 Australian dollars per share of HeartWare common stock in the event the Merger Agreement is terminated for any other reason, in each case subject to adjustment as provided in the Loan Agreement.
The loans to HeartWare under the Loan Agreement accrue interest at the rate of 10% per annum and are due and payable, together with accrued and unpaid interest, on the earlier of (i) November 1, 2011, and (ii) the date on which all of the loans accelerate and become due and payable in full in accordance with the Loan Agreement.
Concurrent with the execution of the Loan Agreement, Thoratec and HeartWare entered into an investor rights agreement (the “Investor’s Rights Agreement”). Pursuant to the Investor’s Rights Agreement, HeartWare has agreed to provide certain registration rights with respect to any HeartWare common stock issued upon the conversion of the loans or any amounts held in the escrow account.
The foregoing description of the Merger Agreement, the Support Agreements, the Loan Agreement and the Investor’s Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the form of Management Support Agreement, the Stockholder Support Agreement, Loan Agreement and the Investor’s Rights Agreement, copies of which are attached hereto as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this report and are incorporated into this report by reference.
The Merger Agreement contains representations and warranties by HeartWare, on the one hand, and by Thoratec, Merger Subsidiary and Merger Subsidiary Two, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for the purpose of allocating risk between HeartWare, on the one hand, and Parent, Merger Subsidiary and Merger Subsidiary Two, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about HeartWare, Thoratec, Merger Subsidiary or Merger Subsidiary Two at the time they were made or otherwise.

Additional Information about the Mergers and Where to Find it
Thoratec will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Investors may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Thoratec and HeartWare with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained free of charge by contacting Thoratec Investor Relations at ir@thoratec.com or by telephone at (925) 847-8600 or by contacting HeartWare by e-mail at enquiries@heartware.com.au or by telephone at 61 2 9238 2064.
Thoratec, HeartWare and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare’s proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2008 and the Annual Report filed with the SEC on February 28, 2008. Information concerning Thoratec’s directors and executive officers is set forth in Thoratec’s proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Thoratec’s Investors page on its corporate web site at www.Thoratec.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of HeartWare stockholders or Thoratec shareholders generally, will be set forth in the proxy statement/prospectus when it is filed with the SEC.
Forward-Looking Statements
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans” and other similar words. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on Thoratec’s current expectations, estimates, forecasts and projections. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of HeartWare’s stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Thoratec and HeartWare generally, including those set forth in the filings of Thoratec and HeartWare with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of February 12, 2009, among Thoratec Corporation, HeartWare International, Inc., Thomas Merger Sub I, Inc. and Thomas Merger Sub II, Inc.

10.1	Form of Management Support Agreement, dated as of February 12, 2009 by and among Thoratec Corporation and certain stockholders of HeartWare International, Inc.

10.2	Stockholder Support Agreement, dated as of February 12, 2009 by and between Thoratec Corporation and Apple Tree Partners I, L.P.

10.3	Loan Agreement, dated as of February 12, 2009 by and among Thoratec Corporation, HeartWare International, Inc. and the Guarantors thereto.

10.4	Investor’s Rights Agreement, dated as of February 12, 2009 by and among Thoratec Corporation and HeartWare International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of February 13, 2009

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
	Name:	Gerhard F. Burbach
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 12, 2009, among Thoratec Corporation, HeartWare International, Inc., Thomas Merger Sub I, Inc. and Thomas Merger Sub II, Inc.

10.1	Form of Management Support Agreement, dated as of February 12, 2009 by and among Thoratec Corporation and certain stockholders of HeartWare International, Inc.

10.2	Stockholder Support Agreement, dated as of February 12, 2009 by and between Thoratec Corporation and Apple Tree Partners I, L.P.

10.3	Loan Agreement, dated as of February 12, 2009 by and among Thoratec Corporation, HeartWare International, Inc. and the Guarantors thereto.

10.4	Investor’s Rights Agreement, dated as of February 12, 2009 by and among Thoratec Corporation and HeartWare International, Inc.